Exhibit 10.5

GUARANTY OF NON-RECOURSE OBLIGATIONS

This GUARANTY OF NON-RECOURSE OBLIGATIONS (this “Guaranty”), dated as of August 24, 2011, is executed by the undersigned (“Guarantor”), to and for the benefit of PNC BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”).

RECITALS:

A. Pursuant to that certain Multifamily Loan and Security Agreement dated as of the date hereof, by and between SIR COOPER CREEK, LLC, a Delaware limited liability company (“Borrower”), and Lender (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), Lender is making a loan to Borrower in the original principal amount of Six Million Seven Hundred Seventy-Three Thousand and 00/100 Dollars ($6,773,000.00) (the “Mortgage Loan”), as evidenced by that certain Multifamily Note dated as of the date hereof, executed by Borrower and made payable to the order of Lender in the amount of the Mortgage Loan (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”).

B. The Note will be secured by, among other things, a Security Instrument (as defined in the Loan Agreement) encumbering the real property described in the Security Instrument (the “Property”).

C. Guarantor has an economic interest in Borrower or will otherwise obtain a material financial benefit from the Mortgage Loan.

D. As a condition to making the Mortgage Loan to Borrower, Lender requires that Guarantor execute this Guaranty.

NOW, THEREFORE, in order to induce Lender to make the Mortgage Loan to Borrower, and in consideration thereof, Guarantor agrees as follows:

AGREEMENTS:

1.	Recitals.

The recitals set forth above are incorporated herein by reference as if fully set forth in the body of this Guaranty.

2.	Defined Terms.

Capitalized terms used and not specifically defined herein have the meanings given to such terms in the Loan Agreement.

3.	Guaranteed Obligations.

Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Lender the full and prompt payment and performance when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of:

(a) all amounts, obligations and liabilities owed to Lender under Article 3 (Personal Liability) of the Loan Agreement (including the payment and performance of all indemnity obligations of Borrower described in Section 3.03 (Personal Liability for Indemnity Obligations) of the Loan Agreement and including all of Borrower’s obligations under the Environmental Indemnity Agreement); and

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(b) all costs and expenses, including reasonable fees and out-of-pocket expenses of attorneys and expert witnesses, incurred by Lender in enforcing its rights under this Guaranty.

4.	Survival of Guaranteed Obligations.

The obligations of Guarantor under this Guaranty shall survive any Foreclosure Event, and any recorded release or reconveyance of the Security Instrument or any release of any other security for any of the Indebtedness; provided, however, that notwithstanding anything to the contrary herein, Guarantor’s liability to Lender shall not include any loss, liability or expense arising or occurring from and after the date of the Foreclosure Event which relates to actions or omissions of Lender or any future assignee or holder of the Note occurring after such Foreclosure Event, as finally determined by a court of law holding jurisdiction over such matters.

5.	Guaranty of Payment; Community Property.

Guarantor’s obligations under this Guaranty constitute a present and unconditional guaranty of payment and not merely a guaranty of collection. If Guarantor (or any Guarantor, if more than one) is a married person, and the state of residence of Guarantor or Guarantor’s spouse is a community property jurisdiction, Guarantor (or each such married Guarantor, if more than one) agrees that Lender may satisfy Guarantor’s obligations under this Guaranty to the extent of all Guarantor’s separate property and Guarantor’s interest in any community property.

6.	Obligations Unsecured; Cross-Default.

The obligations of Guarantor under this Guaranty shall not be secured by the Security Instrument or the Loan Agreement. However, a default under this Guaranty shall be an Event of Default under the Loan Agreement, and a default under this Guaranty shall entitle Lender to be able to exercise all of its rights and remedies under the Loan Agreement and other Loan Documents.

7.	Continuing Guaranty.

The obligations of Guarantor under this Guaranty shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of any provision of this Guaranty, the Note, the Loan Agreement, the Security Instrument or any other Loan Document. Guarantor agrees that performance of the obligations hereunder shall be a primary obligation, shall not be subject to any counterclaim, set-off, recoupment, abatement, deferment or defense based upon any claim that Guarantor may have against Lender, Borrower, any other guarantor of the obligations hereunder or any other person or entity, and shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way by any circumstance or condition (whether or not Guarantor shall have any knowledge thereof), including:

(a) any furnishing, exchange, substitution or release of any collateral securing repayment of the Mortgage Loan, or any failure to perfect any lien in such collateral;

(b) any failure, omission or delay on the part of Borrower, Guarantor, any other guarantor of the obligations hereunder or Lender to conform or comply with any term of any of the Loan Documents or failure of Lender to give notice of any Event of Default;

(c) any action or inaction by Lender under or in respect of any of the Loan Documents, any failure, lack of diligence, omission or delay on the part of Lender to perfect, enforce, assert or exercise any lien, security interest, right, power or remedy conferred upon it in any of the Loan Documents, or any other action or inaction on the part of Lender;

(d) any Bankruptcy Event, or any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshaling of assets and liabilities or similar events or proceedings with respect to Guarantor or any other guarantor of the

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obligations hereunder, or any of their respective property or creditors or any action taken by any trustee or receiver or by any court in such proceeding;

(e) any merger or consolidation of Borrower into or with any entity or any sale, lease or Transfer of any asset of Borrower, Guarantor or any other guarantor of the obligations hereunder to any other Person;

(f) any change in the ownership of Borrower or any change in the relationship between Borrower, Guarantor or any other guarantor of the obligations hereunder, or any termination of such relationship;

(g) any release or discharge by operation of law of Borrower, Guarantor or any other guarantor of the obligations hereunder, any obligation or agreement contained in any of the Loan Documents; or

(h) any other occurrence, circumstance, happening or event, whether similar or dissimilar to the foregoing, and whether seen or unforeseen, which otherwise might constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which otherwise might limit recourse against Borrower or Guarantor to the fullest extent permitted by law.

8.	Guarantor Waivers.

Guarantor hereby waives:

(a) the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty (and agrees that Guarantor’s obligations shall not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety or a guarantor);

(b) the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors;

(c) diligence in collecting the Indebtedness, presentment, demand for payment, protest and all notices with respect to the Loan Documents and this Guaranty which may be required by statute, rule of law or otherwise to preserve Lender’s rights against Guarantor under this Guaranty, including notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default or Event of Default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest and notice of the incurring by Borrower of any obligation or indebtedness; and

(d) all rights to require Lender to:

(1) proceed against or exhaust any collateral held by Lender to secure the repayment of the Indebtedness;

(2) proceed against or pursue any remedy it may now or hereafter have against Borrower or any guarantor, or, if Borrower or any guarantor is a partnership, any general partner of Borrower or general partner of any guarantor; or

(3) demand or require collateral security from Borrower, any other guarantor or any other Person as provided by applicable law or otherwise.

9.	No Effect Upon Obligations.

At any time or from time to time and any number of times, without notice to Guarantor and without releasing, discharging or affecting the liability of Guarantor:

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(a) the time for payment of the principal of or interest on the Indebtedness may be extended or the Indebtedness may be renewed in whole or in part;

(b) the rate of interest on or period of amortization of the Mortgage Loan or the amount of the Monthly Debt Service Payments payable under the Loan Documents may be modified;

(c) the time for Borrower’s performance of or compliance with any covenant or agreement contained in any Loan Document, whether presently existing or hereinafter entered into, may be extended or such performance or compliance may be waived;

(d) the maturity of the Indebtedness may be accelerated as provided in the Loan Documents;

(e) any or all payments due under the Loan Agreement or any other Loan Document may be reduced;

(f) any Loan Document may be modified or amended by Lender and Borrower in any respect, including an increase in the principal amount of the Mortgage Loan;

(g) any amounts under the Loan Agreement or any other Loan Document may be released;

(h) any security for the Indebtedness may be modified, exchanged, released, surrendered or otherwise dealt with or additional security may be pledged or mortgaged for the Indebtedness;

(i) the payment of the Indebtedness or any security for the Indebtedness, or both, may be subordinated to the right to payment or the security, or both, of any other present or future creditor of Borrower;

(j) any payments made by Borrower to Lender may be applied to the Indebtedness in such priority as Lender may determine in its discretion; and

(k) any other terms of the Loan Documents may be modified as required by Lender.

10.	Joint and Several (or Solidary) Liability.

If more than one Person executes this Guaranty as Guarantor, such Persons shall be liable for the obligations hereunder on a joint and several (solidary instead for purposes of Louisiana law) basis. Lender, in its discretion, may:

(a) to the extent permitted by applicable law, bring suit against Guarantor, or any one or more of the Persons constituting Guarantor, and any other guarantor, jointly and severally (solidarily instead for purposes of Louisiana law), or against any one or more of them;

(b) compromise or settle with any one or more of the Persons constituting Guarantor, or any other guarantor, for such consideration as Lender may deem proper;

(c) discharge or release one or more of the Persons constituting Guarantor, or any other guarantor, from liability or agree not to sue such Person; and

(d) otherwise deal with Guarantor and any guarantor, or any one or more of them, in any manner, and no such action shall impair the rights of Lender to collect from Guarantor any amount guaranteed by Guarantor under this Guaranty.

Nothing contained in this Section 10 shall in any way affect or impair the rights or obligations of Guarantor with respect to any other guarantor.

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11.	Subordination of Affiliated Debt.

Any indebtedness of Borrower held by Guarantor now or in the future is and shall be subordinated to the Indebtedness and any such indebtedness of Borrower shall be collected, enforced and received by Guarantor, as trustee for Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

12.	Subrogation.

Guarantor shall have no right of, and hereby waives any claim for, subrogation or reimbursement against Borrower or any general partner of Borrower by reason of any payment by Guarantor under this Guaranty, whether such right or claim arises at law or in equity or under any contract or statute, until the Indebtedness has been paid in full and there has expired the maximum possible period thereafter during which any payment made by Borrower to Lender with respect to the Indebtedness could be deemed a preference under the Insolvency Laws.

13.	Voidable Transfer.

If any payment by Borrower is held to constitute a preference under any Insolvency Laws or similar laws, or if for any other reason Lender is required to refund any sums to Borrower, such refund shall not constitute a release of any liability of Guarantor under this Guaranty. It is the intention of Lender and Guarantor that Guarantor’s obligations under this Guaranty shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance. If any payment by any Guarantor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Insolvency Laws relating to a Voidable Transfer, and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the advice of its counsel, then the obligations guaranteed hereunder shall automatically be revived, reinstated and restored by the amount of such Voidable Transfer or the amount of such Voidable Transfer that Lender is required or elects to repay or restore, including all reasonable costs, expenses and legal fees incurred by Lender in connection therewith, and shall exist as though such Voidable Transfer had never been made, and any other guarantor, if any, shall remain liable for such obligations in full.

14.	Credit Report/Credit Score.

Guarantor acknowledges and agrees that Lender is authorized, no more frequently than once in any twelve (12) month period, to obtain a credit report (if applicable) on Guarantor, the cost of which shall be paid for by Guarantor. Guarantor acknowledges and agrees that Lender is authorized to obtain a Credit Score (if applicable) for Guarantor at any time at Lender’s expense.

15.	Financial Reporting.

Guarantor shall deliver to Lender such Guarantor financial statements as required by Section 8.02 (Books and Records; Financial Reporting – Covenants) of the Loan Agreement.

16.	Further Assurances.

.1 Guarantor acknowledges that Lender (including its successors and assigns) may sell or transfer the Mortgage Loan, or any interest in the Mortgage Loan.

(a) Guarantor shall:

(1) do anything necessary to comply with the requirements of Lender or any Investor of the Mortgage Loan or provide, or cause to be provided, to Lender or any Investor of the Mortgage Loan, at Borrower’s and Guarantor’s cost and expense, such further documentation or information required by Lender or Investor, in order to enable:

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(A) Lender to sell the Mortgage Loan to such Investor;

(B) Lender to obtain a refund of any commitment fee from any such Investor; or

(C) any such Investor to further sell or securitize the Mortgage Loan;

(2) confirm that Guarantor is not in default under this Guaranty or in observing any of the covenants or agreements contained in this Guaranty (or, if Guarantor is in default, describing such default in reasonable detail); and

(3) execute and deliver to Lender and/or any Investor such other documentation, including any amendments, corrections, deletions or additions to this Guaranty as is required by Lender or such Investor.

(b) Nothing in this Section 16 shall require Guarantor to do any further act that has the effect of:

(1) changing the economic terms of the Mortgage Loan set forth in the related commitment letter between Borrower and Lender;

(2) imposing on Borrower or Guarantor greater personal liability under the Loan Documents than that set forth in the related commitment letter between Borrower and Lender;

(3) increasing any obligation undertaken or imposed on Borrower or Guarantor under the Loan Documents; or

(4) materially changing the applicability, scope or effect of any covenant, condition or restriction from that contained in the Loan Documents.

17.	Successors and Assigns.

Lender may assign its rights under this Guaranty in whole or in part and, upon any such assignment, all the terms and provisions of this Guaranty shall inure to the benefit of such assignee to the extent so assigned. Guarantor may not assign its rights, duties and obligations under this Guaranty, in whole or in part, without Lender’s prior written consent and any such assignment shall be deemed void ab initio. The terms used to designate any of the parties herein shall be deemed to include the heirs, legal representatives, successors and assigns of such parties.

18.	Final Agreement.

Guarantor acknowledges receipt of a copy of each of the Loan Documents and this Guaranty. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. All prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Guaranty. Neither this Guaranty nor any of its provisions may be waived, modified, amended, discharged or terminated except by an agreement in writing signed by the party against which the enforcement of the waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in that agreement.

19.	Governing Law.

This Guaranty shall be governed by and construed in accordance with the substantive law of the Property Jurisdiction without regard to the application of choice of law principles that would result in the application of the laws of another jurisdiction.

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20.	Property Jurisdiction.

Guarantor agrees that any controversy arising under or in relation to this Guaranty shall be litigated exclusively in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Guaranty or any other Loan Document with respect to the subject matter hereof. Guarantor irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

21.	Time is of the Essence.

Guarantor agrees that, with respect to each and every obligation and covenant contained in this Guaranty, time is of the essence.

22.	Notices.

Guarantor agrees to notify Lender of any change in Guarantor’s address within ten (10) Business Days after such change of address occurs. All “Notices” under this Guaranty shall be:

(a) in writing and shall be

(1) delivered, in person;

(2) mailed, postage prepaid, either by registered or certified delivery, return receipt requested;

(3) sent by overnight courier; or

(4) sent by electronic mail with originals to follow by overnight courier;

(b) addressed to the intended recipient at the notice addresses provided under the signature block at the end of this Guaranty; and

(c) deemed given on the earlier to occur of:

(1) the date when the Notice is received by the addressee; or

(2) if the recipient refuses or rejects delivery, the date on which the Notice is so refused or rejected, as conclusively established by the records of the United States Postal Service or such express courier service.

Lender shall endeavor to give Guarantor’s counsel a courtesy copy of any notice given to Guarantor by Lender, at such counsel’s address provided on the signature page of this Guaranty; provided, however, failure to provide such courtesy copy notice shall not affect the validity or sufficiency of any notice to Guarantor, shall not affect Lender’s rights and remedies hereunder or under any other Loan Documents, nor subject Lender any claim by or liability to Guarantor.

23.	Construction.

(a) Any reference in this Guaranty to an “Exhibit” or “Schedule” or a “Section” or an “Article” shall, unless otherwise explicitly provided, be construed as referring, respectively, to an exhibit or schedule attached to this Guaranty or to a Section or Article of this Guaranty.

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(b) Any reference in this Guaranty to a statute or regulation shall be construed as referring to that statute or regulation as amended from time to time.

(c) Use of the singular in this Guaranty includes the plural and use of the plural includes the singular.

(d) As used in this Guaranty, the term “including” means “including, but not limited to” or “including, without limitation,” and is for example only, and not a limitation.

(e) Whenever Guarantor’s knowledge is implicated in this Guaranty or the phrase “to Guarantor’s knowledge” or a similar phrase is used in this Guaranty, Guarantor’s knowledge or such phrase(s) shall be interpreted to mean to the best of Guarantor’s knowledge after reasonable and diligent inquiry and investigation.

(f) Unless otherwise provided in this Guaranty, if Lender’s approval is required for any matter hereunder, such approval may be granted or withheld in Lender’s sole and absolute discretion.

(g) Unless otherwise provided in this Guaranty, if Lender’s designation, determination, selection, estimate, action or decision is required, permitted or contemplated hereunder, such designation, determination, selection, estimate, action or decision shall be made in Lender’s sole and absolute discretion.

(h) All references in this Guaranty to a separate instrument or agreement shall include such instrument or agreement as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

(i) “Lender may” shall mean at Lender’s discretion, but shall not be an obligation.

24.	WAIVER OF JURY TRIAL.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF GUARANTOR AND LENDER (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS GUARANTY OR ANY LOAN DOCUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS GUARANTOR AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY GUARANTOR AND LENDER, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

25.	Schedules.

The schedules, if any, attached to this Guaranty are incorporated fully into this Guaranty by this reference and each constitutes a substantive part of this Guaranty.

ATTACHED SCHEDULE. The following Schedule is attached to this Guaranty:

☒	Schedule 1	Modifications to Guaranty

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, Guarantor has signed and delivered this Guaranty under seal (where applicable) or has caused this Guaranty to be signed and delivered under seal (where applicable) by its duly authorized representative. Where applicable law so provides, Guarantor intends that this Guaranty shall be deemed to be signed and delivered as a sealed instrument.

GUARANTOR:

STEADFAST INCOME REIT, INC., a Maryland corporation

By:	/s/ Rodney F. Emery
Name:	Rodney F. Emery
Title:	Chief Executive Officer and President

Address for Notices to Guarantor:

18100 Von Karman Avenue, Suite 500
Irvine, Orange County, California 92612 Email address: remery@steadfastcompanies.com with a courtesy copy to Guarantor’s counsel at: Katten Muchin Rosenman LLP 2900 K. Street NW, Suite 200 Washington, DC 20007-5118 Attn: Virginia Davis Email addresses: Virginia.davis@kattenlaw.com

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SCHEDULE 1 TO

GUARANTY OF NON-RECOURSE OBLIGATIONS

State-Specific Provisions

1. Capitalized terms used and not specifically defined herein have the meanings given to such terms in the Guaranty to which this Schedule is attached.

2. If the Property Jurisdiction is listed below, the additional provision(s) for such Property Jurisdiction set forth below shall also apply and are incorporated into the Guaranty:

ARIZONA:	Section 8 of the Guaranty is hereby amended by adding the following new language to the end thereof:

(e) In addition, Guarantor waives, to the fullest extent allowed by applicable law, all of Guarantor’s rights under Sections 12-1566, 12-1642, 12-1643, 12-1644, 44-142, 47-3419, and 47-3605 of Arizona Revised Statutes, and Rule 17(f) of the Arizona Rules of Civil Procedure, as now in effect or as modified or amended in the future and any similar or analogous other present or future statutory or common law or procedural rule of any jurisdiction relevant to guarantors, indemnitors, sureties, co-makers and/or accommodation parties. Guarantor’s obligations under this Guaranty may be enforced by Lender in an action regardless of whether a trustee’s sale is held.

ARKANSAS:	Section 8 of the Guaranty is hereby amended by adding the following new language to the end thereof:

(e) In recognition of the liability of Guarantor pursuant to this Guaranty, Guarantor waives and relinquishes any and all rights, defenses and benefits limiting or exonerating the liability of Guarantor including the rights and defenses of an “accommodation party” pursuant to the Arkansas Uniform Commercial Code, Ark. Code Ann. Section 4-3-101 et seq.

CALIFORNIA:	Section 8 of the Guaranty is hereby amended by adding the following new language to the end thereof:

(e) To the extent not addressed elsewhere by this Guaranty, Guarantor expressly waives any and all benefits, rights and/or defenses which might otherwise be available to Guarantor under the following sections of the California Civil Code: Section 2809 (the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal), Section 2810 (a surety is not liable if, for any reason other than the mere personal disability of the principal, there is no liability upon the part of the principal at the time of execution of the contract, or the liability of the principal thereafter ceases), Section 2819 (a surety is exonerated if the creditor alters the original obligation of the principal without the consent of the surety), Section 2822 (a surety’s right to have the principal designate the portion of any obligation to be satisfied by the surety in the event that the principal provides partial satisfaction of such obligation), Section 2845 (a surety is exonerated to the extent that the creditor fails to proceed against the principal, or to pursue any other remedy in the creditor’s power which the surety cannot pursue and which would lighten the surety’s burden), Section 2846 (a surety may compel the principal to perform the obligation when due), Section 2847 (if a surety satisfies the principal obligation, or any part thereof, the principal is obligated to reimburse the surety for the amounts paid by the surety), Section 2850 (whenever the property of a surety is hypothecated with property of the principal, the surety is entitled to have the property of the principal first applied to the discharge of the obligation), Section 2899 (where one has a lien upon several things, and other persons have subordinate liens upon, or interests in, some but not all of the same things, the person having the prior lien, if he can do so without risk of loss to himself, or of injustice to other persons, must resort to the property in a certain order, on the demand of any party interested) and Section 3433 (where a creditor is entitled to resort to each of several funds for the satisfaction of his claim, and another person has an interest in, or is entitled as a creditor to resort to some, but not all of them, the latter may require the former to seek satisfaction from those funds to which the latter has no such claim, so far as it can be done without impairing the right of the former to complete satisfaction, and without doing injustice to third persons).

(f) To the extent not addressed elsewhere by this Guaranty, Guarantor expressly agrees not to exercise or take advantage of any rights, benefits and/or defenses which might be available to Guarantor under the following California Civil Code Sections, unless and until the Guaranteed Obligations shall have been indefeasibly paid and satisfied in full: Section 2839 (performance of the principal obligation, or an offer of such performance, duly made as provided in the Civil Code, exonerates a surety), Section 2848 (a surety, upon satisfaction of the obligation of the principal, is entitled to enforce remedies which the creditor then has against the principal and to pursue his co-sureties or other third parties after the surety has satisfied the underlying debt, or at least more than his share of it), and Section 2849 (a surety is entitled to the benefit of security held by the creditor for the performance of the principal obligation held by the creditor).

(g) Guarantor waives any defense that Guarantor may have by reason of the failure of Lender to provide Guarantor with any material facts about Borrower, including any information respecting the financial condition of Borrower, Borrower’s ability to perform the Mortgage Loan obligations or the sufficiency of Lender’s security.

(h) Guarantor waives any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person, or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons.

(i) Guarantor waives all rights of indemnification and contribution and any other rights and defenses that are or may become available to Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code. Guarantor hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of guarantors or sureties thereunder.

(j) Guarantor waives all rights and defenses that Guarantor may have because the debtor’s (Borrower’s) debt is secured by real property. This means, among other things:

(1) The creditor (Lender) may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by the debtor.

(2) If the creditor forecloses on any real property collateral pledged by the debtor: (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) the creditor may collect from Guarantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from the debtor.

This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the debtor’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d or 726 of the Code of Civil Procedure.

Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal (Borrower) by the operation of Section 580d of the Code of Civil Procedure or otherwise.

(k) Any summary of statutory provisions is for convenience only, and Guarantor has read and is familiar with the entirety of such provisions.

COLORADO:	Section 8 of the Guaranty is hereby amended by adding the following new language to the end thereof:

(e) In addition, Guarantor waives the benefit of C.R.S. Sections 13-50-101 through 13-50-103, inclusive.

CONNECTICUT:	The following provision is hereby added to the Guaranty as Section [25]:

[25]. Commercial Transaction.

GUARANTOR ACKNOWLEDGES THAT THIS IS A “COMMERCIAL TRANSACTION” AS SUCH IS DEFINED IN CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED. GUARANTOR FURTHER ACKNOWLEDGES THAT, PURSUANT TO SUCH SECTION, GUARANTOR HAS A RIGHT TO NOTICE OF AND HEARING PRIOR TO THE ISSUANCE

OF ANY “PREJUDGMENT REMEDY.” NOTWITHSTANDING THE FOREGOING, GUARANTOR HEREBY WAIVES ALL RIGHTS TO SUCH NOTICE, JUDICIAL HEARING OR PRIOR COURT ORDER IN CONNECTION WITH ANY SUIT ON THIS GUARANTY.

GEORGIA:	Section 8 of the Guaranty is hereby amended by adding the following new language to the end thereof:

(e) In addition, Guarantor waives the benefit of O.C.G.A. Section 10-7-24.

HAWAII:	Section 8 of the Guaranty is hereby amended by adding the following new language to the end thereof:

(e) In addition, Guarantor waives the benefit of HRS Section 651 to the fullest extent permitted by law.

IOWA:	The following provision is hereby added to the Guaranty as Section [25]:

[25]. No Oral Agreements.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS GUARANTY SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS GUARANTY MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS GUARANTY ONLY BY ANOTHER WRITTEN AGREEMENT.

KENTUCKY:	Section 2 of the Guaranty is hereby deleted and restated in its entirety to read as follows:

2. Defined Terms.

All capitalized terms used and not specifically defined herein have the meanings given to such terms in the Loan Agreement. The following term, when used in this Guaranty has the following meaning:

“Indebtedness” means the principal of, interest on and all other amounts due at any time under the Note, Loan Agreement or the Security Instrument, or any or all of them, including prepayment premiums, late charges, default interest and advances as provided in the Loan Agreement to protect the security of the Security Instrument but expressly excludes any obligations under the Environmental Indemnity Agreement or other Loan Documents (including any obligations of Borrower under such other Loan Documents that are incorporated into or otherwise included in the obligations of Borrower under, the Note, Loan Agreement or Security Instrument). The Security Instrument is from Borrower for benefit of Lender and is as of the date of this Guaranty.

Section 3 of the Guaranty is hereby amended by adding the following new language to the end thereof:

Notwithstanding anything in this Guaranty to the contrary, the instruments being guaranteed, within the meaning of K.R.S. 371.065, are the Note, the Loan Agreement and the Security Instrument, but only to the extent of the Indebtedness.

MINNESOTA:	Section 8 of the Guaranty is hereby amended by adding the following new language to the end thereof:

(e) In addition, to the extent permitted by applicable law, Guarantor waives the benefit of Minnesota Statutes Section 582.30.

NEVADA:	Section 8 of the Guaranty is hereby amended by adding the following new language to the end thereof:

(e) any and all benefits which might otherwise be available to Guarantor under any applicable laws, including, to the extent permitted in Nevada Revised Statutes Section 40.495(2), the benefits of the one-action rule under Nevada Revised Statutes Section 40.430, and to the extent permitted under Nevada Revised Statutes Section 104.3605, discharge under Nevada Revised Statutes Section 104.3605(9).

NEW MEXICO:	The following provision is hereby added to the Guaranty as Section [25]:

[25]. No Oral Agreements.

Pursuant to Section 58-6-5 NMSA 1978, a contract, promise or commitment to loan money or to grant, extend or renew credit, or any modification thereof, in an amount greater than Twenty-five Thousand and No/100 Dollars ($25,000.00) not primarily for personal, family or household purposes made by a financial institution is not enforceable unless made in writing and signed by the party to be charged or that party’s authorized representatives.

NORTH CAROLINA:	Section 8 of the Guaranty is hereby amended by adding the following new language to the end thereof:

(e) Guarantor also waives, to the fullest extent permitted by law, all rights, including, without limitation, all rights granted by Sections 26-7 through 26-9, inclusive, of the North Carolina Statutes, to require Lender to:

(1) proceed against or exhaust any collateral held by Lender to secure the repayment of the Indebtedness;

(2) proceed against or pursue any remedy it may now or hereafter have against Borrower or any Guarantor, or, if Borrower or any Guarantor is a partnership, any general partner of Borrower or general partner of any Guarantor; or

(3) demand or require collateral security from Borrower, any other Guarantor or any other Person as provided by applicable law or otherwise.

OKLAHOMA:	Section 8 of the Guaranty is hereby amended by adding the following new language to the end thereof:

(e) Guarantor further waives, to the fullest extent permitted by applicable law, any right to revoke this Guaranty as to any future advances by Lender under the Security Instrument to protect its interest in the Mortgaged Property. If Lender elects to enforce this Guaranty before, or without, enforcing the Security Instrument, Guarantor waives any right, whether pursuant to 12 Okla. Stat. Section 686 or otherwise, to require Lender to set off the value of the Mortgaged Property against the Indebtedness. Guarantor also hereby specifically waives all defenses, counterclaims, set-offs, benefits and rights which Guarantor might now or in the future have pursuant to 12 Okla. Stat. Section 686 (1991), 12 Okla. Stat. Section 3-605 (1992) and 15 Okla. Stat. Sections 323, 334, 335, 337, 338, 339, 341 and 344 (1991).

OREGON:	The following provision is hereby added to the Guaranty as Section [25]:

[25]. No Oral Agreements.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.

SOUTH CAROLINA:	The following provision is hereby added to the Guaranty as Section [25]:

[25]. South Carolina State Specific Provision.

The laws of South Carolina provide that in any real estate foreclosure proceeding a defendant against whom a personal judgment is taken or asked may within thirty (30) days after the sale of the mortgaged property apply to the court for an order of appraisal. The statutory appraisal value as approved by the court would be substituted for the high bid and may decrease the amount of any deficiency owing in connection with the transaction. THE UNDERSIGNED HEREBY WAIVES AND RELINQUISHES THE STATUTORY

APPRAISAL RIGHTS WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUE OF THE MORTGAGED PROPERTY.

GUARANTOR:

By:	(SEAL)
Name:
Title:

TEXAS:	Section 8 of the Guaranty is hereby amended by adding the following new language to the end thereof:

(e) In addition, Guarantor waives the benefit of any right of discharge under Chapter 43 of the Texas Civil Practice and Remedies Code and all other rights of sureties and guarantors thereunder.

(f) Guarantor waives all rights to contest any deficiency asserted by Lender as set forth in Texas Property Code 51.003, 51.004 and 51.005.

WASHINGTON:	The following provision is hereby added to the Guaranty as Section [25]:

[25]. No Oral Agreements.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

WEST VIRGINIA:	Section 8 of the Guaranty is hereby amended by adding the following new language to the end thereof:

(e) In addition, Guarantor waives the benefit of W.Va. Code Sections 45-1-1, et seq.

WISCONSIN:	Section 8 of the Guaranty is hereby amended by adding the following new language to the end thereof:

(e) Guarantor agrees to the provisions of Section 846.101 or 846.103 of the Wisconsin Statutes, whichever is applicable, or any successor provision, permitting Lender, at its option, upon waiving the right to judgment for deficiency, to hold a foreclosure sale of the Land and Improvements three (3) months after a foreclosure judgment is entered (if Section 846.103 is applicable) or six (6) months after a foreclosure judgment is entered (if Section 846.101 is applicable). Upon revocation by written notice or actual notice of death, this Guaranty shall continue in full force and effect as to all obligations contracted for or incurred before revocation, and as to them Lender shall have the rights provided by this Guaranty as if no revocation has occurred. Any renewal, extension or increase in the rate of any such Obligation, whether made before or after revocation, shall constitute an Obligation contracted for or incurred before revocation.

RFE
Guarantor Initials